UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Vistra Operations Notes Offering

On May 5, 2021, Vistra Operations Company LLC, a Delaware limited liability company (“Vistra Operations” or the “Issuer”) and an indirect, wholly owned subsidiary of Vistra Corp., a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) by and among Vistra Operations, certain subsidiaries of the Company (the “Subsidiary Guarantors”) that also guarantee the Credit Agreement (as defined below), and J.P. Morgan Securities LLC, as representative of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”). The Purchase Agreement provides for the offer and sale (the “Offering”) by Vistra Operations, and the purchase by the Initial Purchasers, of $1,250,000,000 aggregate principal amount of Vistra Operations’ 4.375% Senior Notes due 2029 (the “Notes”). The Notes will be senior obligations of Vistra Operations and will be fully and unconditionally guaranteed by the Subsidiary Guarantors.

The Offering closed on May 10, 2021. The sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The Company used the net proceeds from the Offering, together with cash on hand, (i) to repay all amounts outstanding under the Term Loan A Facility (as defined below) and (ii) to pay fees and expenses related to the Offering.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by Vistra Operations, the Subsidiary Guarantors and the Initial Purchasers, including indemnification for certain liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the parties thereunder. The foregoing is only a brief description of the material terms of the Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. Such description is qualified in its entirety by reference to the Purchase Agreement, which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Additionally, certain affiliates of the Initial Purchasers are lenders under that certain credit agreement, dated October 3, 2016, by and among Vistra Operations, as borrower, the guarantors party thereto, the various lenders party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (as amended, the “Credit Agreement”), and that certain credit facility established by that certain secured, 364-day term loan credit agreement, dated as of March 29, 2021, by and among Vistra Operations, as borrower, Vistra Intermediate Company LLC, Royal Bank of Canada, as administrative agent and collateral agent, and the other lenders party thereto (as amended, the “Term Loan A Facility”), and have received a portion of the net proceeds from the Offering that were used to repay borrowings under the Term Loan A Facility. Further, the Initial Purchasers and their affiliates have performed commercial banking, investment banking and advisory services for the Company and Vistra Operations from time to time for which they have received customary fees and reimbursement of expenses. The Initial Purchasers or their affiliates may, from time to time, engage in transactions with and perform services for the Company and Vistra Operations in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

The Notes were issued under an indenture (the “Indenture”), dated as of May 10, 2021, by and between the Issuer and Wilmington Trust, National Association (the “Trustee”), as trustee, and the Subsidiary Guarantors. The Indenture provides for the full and unconditional guarantee by the Subsidiary Guarantors of the punctual payment of the principal of, premium, if any, interest on and all other amounts due under the Notes and the Indenture (the “Guarantees”).

Interest on the Notes will accrue from May 10, 2021, at a rate of 4.375% per annum. Interest on the Notes will be payable by the Issuer on May 1 and November 1 of each year, beginning on November 1, 2021. The Notes will mature on May 15, 2029.

At any time prior to May 1, 2024, the Issuer will have the option to redeem all or any portion of the Notes at a redemption price equal to 100% of the aggregate principal amount of the applicable Notes being redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after May 1, 2024, the Issuer may redeem all or any portion of the Notes at various redemption prices set forth in the Indenture. Prior to May 1, 2024, the Issuer may also redeem up to 40% of the Notes at a price equal to 104.375% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, using the proceeds of one or more qualifying equity offerings.

Upon (i) the occurrence of a change of control and (ii) a downgrade by one or more gradations, or the withdrawal, in either case, of the rating of the Notes within 60 days after the change of control by at least two of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC or Fitch Ratings Inc., the Issuer will be required to make an offer to repurchase all of the outstanding Notes at a price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date, subject to the rights of holders thereof on the relevant record date to receive interest due on the relevant interest payment date.

The Indenture contains certain covenants and restrictions, including, among others, restrictions on the ability of the Issuer and its subsidiaries, as applicable, to create certain liens, merge or consolidate with another entity, and sell all or substantially all of their assets.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the and the forms of the Indenture and Notes, copies of which are filed as Exhibits 4.1, 4.2, and 4.3, to this Current Report and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference herein.

Item 8.01.	Other Events.

On May 5, 2021, the Company issued a press release announcing the pricing of the Notes to be issued and sold pursuant to the Offering. A copy of this press release is furnished herewith as Exhibit 99.1.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale or purchase of securities described herein in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of May 10, 2021, between Vistra Operations Company LLC, as Issuer, the Subsidiary Guarantors, and Wilmington Trust, National Association, as Trustee.

4.2	Form of Rule 144A Global Security for 4.375% Senior Note due 2029 (included in Exhibit 4.1).

4.3	Form of Regulation S Global Security for 4.375% Senior Note due 2029 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated May 5, 2021, by and among Vistra Operations Company LLC and J.P. Morgan Securities LLC, on behalf of itself and the several Initial Purchasers named in Schedule I to the Purchase Agreement.

99.1	Press Release, dated May 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: May 11, 2021	/s/ Kristopher E. Moldovan
	Name:	Kristopher E. Moldovan
	Title:	Senior Vice President and Treasurer